EXHIBIT 23.1







CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in Registration Statement Nos. 333-114496, 333-121039 and 333-128547 on Form S-3, and Nos. 333-116014 and
333-122716 on Form S-8 of our report, dated March 25, 2004, (which report expresses an unqualified opinion and includes an explanatory paragraph for the adoption of Statement of Financial Accounting Standards No. 143, "Accounting for Asset Retirement Obligations") appearing in this Annual Report on Form 10-K of Gasco Energy, Inc. for the year ended December 31, 2005.


/s/ Deloitte & Touche LLP
Denver, Colorado
March 1, 2006